UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2024

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	90-2099565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Pennsylvania Avenue PO Box 2205 Greer, South Carolina 29652
(Address of principal executive offices, including zip code)

(303) 689-8855
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03     Bankruptcy or Receivership

As previously reported, on August 7, 2023, Proterra Inc (the “Company”), and its subsidiary Proterra Operating Company, Inc. (“OpCo” and, collectively, the “Debtors”) filed voluntary petitions under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (such court, the “Bankruptcy Court” and such proceedings, the “Chapter 11 Cases”). The Chapter 11 Cases were currently jointly administered under the caption In re Proterra Inc, Case No. 23-11120 (BLS).

On March 1, 2024, the Debtors filed the Fifth Amended Joint Chapter 11 Plan of Reorganization for Proterra Inc and its Debtor Affiliate (the “Plan”). The Plan has been updated to reflect, among other terms, changes with respect to the rights and responsibilities of the trustee that will manage the distribution trust contemplated in the Plan, as well as changes regarding the treatment of late-filed claims, each as fully described in the Plan. The Plan continues to provide that the Company’s existing equity interests will be canceled, without any distribution or compensation provided to current equity holders.

On March 6, 2024, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. A copy of the Confirmation Order, with a copy of the Plan as confirmed attached thereto, is attached as Exhibit 2.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference. Capitalized terms used but not otherwise defined in this Form 8-K have the meanings given to them in the Plan. The Plan incorporates by reference certain documents filed with the Bankruptcy Court as part of the Plan Supplement as the same has been amended from time to time prior to confirmation of the Plan and may be further amended prior to the effective date of the Plan (the “Effective Date”) or as otherwise set forth in the Plan or Confirmation Order.

As previously disclosed, the Debtors, the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases and Anthelion Prodigy Co-Investment LP, Anthelion I Prodigy Holdco LP, and Anthelion PRTA Co-Investment LP (collectively, the “Plan Sponsor Parties”) are party to that certain Second Amended and Restated Chapter 11 Plan Support Agreement (the “PSA”). The PSA provides that if the Effective Date has not occurred by March 14, 2024, the Plan Sponsor Parties may, in the absence of an extension or waiver of such requirement in accordance with the terms of the PSA, terminate their obligations thereunder.

The Company can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments or supplements could be made to the Plan prior to the Effective Date. Such amendments and supplements will also be available for review and free of charge online at www.kccllc.net/proterra. Such amendments and supplements may be filed with the Bankruptcy Court without the filing of an accompanying Current Report on Form 8-K. The documents and other information available via website or elsewhere are not part of this Form 8-K and shall not be deemed incorporated herein.

The following is a summary of the material terms of the Plan. This summary describes only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order. Capitalized terms used but not otherwise defined in this Form 8-K have the meanings given to them in the Plan and Confirmation Order.

Pursuant to the Plan, there will be a restructuring that provides for, among other things, the treatment for classes of claims and interests as follows:

•	Other Secured Claims. Each holder of an Allowed Other Secured Claim will receive one of the following alternative treatments: (i) payment in full in cash; (ii) reinstatement of its Allowed Other Secured Claim; (iii) return of the collateral securing such Allowed Other Secured Claim; or (iv) such other treatment so as to render such Holder’s Allowed Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.

•	Other Priority Claims. Each holder of an Allowed Other Priority Claim will receive, at the option of the Debtors, and in consultation with the Committee (i) payment in full in cash, or (ii) otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, payable on the later of (a) the Effective Date and (b) the first Distribution Date that is at least (30) days (or such fewer days as may be agreed by the Distribution Trustee in its sole discretion) after the date such Other Priority Claim is Allowed or, in each case, as soon as reasonably practicable thereafter and, if such payment is not made on the Effective Date, from the Distribution Trust.

•	First Lien Claims. Each holder of an Allowed First Lien Claim shall receive cash in an amount equal to such Allowed First Lien Claim.

•	Second Lien Convertible Notes Claims. Each holder of an Allowed Second Lien Convertible Notes Claim shall receive, on account of its claims (after giving effect to certain claim reductions described in the Plan) if a Reorganization occurs, (i) its Pro Rata allocation of all of the equity of Reorganized Proterra (“New Common Stock”) and (ii) cash in an amount equal to its Allowed Second Lien Convertible Notes Claims after giving effect to certain reductions on account of cure costs, working capital retained by Reorganized Proterra, and costs incurred in connection with establishing Reorganized Proterra as a standalone operating entity, each as set forth in more detail in the Plan. Alternatively, each holder of a Second Lien Convertible Notes Claim shall receive, if a Plan Support Agreement Termination Distribution occurs, payment of its Allowed Second Lien Convertible Notes Claims in full in Cash, with the amount of such Allowed Second Lien Convertible Notes Claims determined pursuant to the procedures set forth in the Plan.

•	General Unsecured Claims. Each holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the Second Priority Distribution Trust Beneficiaries’ interests in the Distribution Trust.

•	Intercompany Claims. Each holder of an Allowed Intercompany Claim shall have its Claim Reinstated or cancelled, released, and extinguished and without any distribution at the election of the Debtors with the prior written consent of the Second Lien Agent and the Committee (not to be unreasonably withheld or delayed).

•	Interests in OpCo. Each holder of an Interest in OpCo shall have such Interest in OpCo Reinstated.

•	Interests in the Company. Each holder of an Interest in the Company, including the Company’s common stock prior to emergence, will receive no recovery or distribution on account of such Interests. Upon emergence, all such pre-emergence Interests in the Company, including the Company’s common stock will be cancelled, released, extinguished and discharged, and will be of no further force or effect.

As of March 7, 2024, the Company had 228,167,279 issued and outstanding shares of common stock. Pursuant to the Plan, the Company will, as of the Effective Date: (a) cancel all outstanding shares of the Company’s common stock, and (b) issue approximately 1,000,000 shares of the New Common Stock pro rata to holders of the Second Lien Convertible Notes Claims in partial exchange for the cancellation of the Second Lien Convertible Notes. There are no shares reserved for future issuance in respect of claims and interests filed under the Plan.

As of the Effective Date, the Company expects to have an aggregate of approximately 1,000,000 shares of New Common Stock issued and outstanding.  The New Common Stock is not expected to be listed on any national securities exchange.

Information regarding the assets and liabilities of the Company and its subsidiaries that was filed with the Bankruptcy Court may be found at www.kccllc.net/proterra and is incorporated herein by reference.

Item 8.01     Other Events

Deregistration of Securities and Suspension of SEC Reporting Obligations

On the Effective Date, the Company intends to file a Form 15 with the SEC deregistering the Company’s common stock pursuant to Rule 12g-4(a)(1) under the Exchange Act. Upon filing the Form 15, the Company’s obligations to file certain reports and forms with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. The Company intends to immediately cease filing any further periodic or current reports under the Exchange Act upon filing the Form 15.

Cautionary Statement Regarding Forward-Looking Information

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, including risks and uncertainties relating to the Company’s Chapter 11 Cases. Many factors could cause actual future events to differ materially from the forward-looking statements in this Form 8-K, including risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2022, filed with the SEC on March 17, 2023, as amended on May 1, 2023, the Company’s quarterly report for the three and nine months ended September 30, 2023, filed on November 6, 2023 or the Company’s other filings with the SEC. The forward-looking statements included in this Form 8-K speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
2.1	Confirmation Order, dated March 6, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2024

PROTERRA INC

By:	/s/ Gareth T. Joyce
	Name:	Gareth T. Joyce
	Title:	Chief Executive Officer